EXHIBIT 99.2


                     FORM OF NOTICE OF GUARANTEED DELIVERY

                           SCOTIA PACIFIC COMPANY LLC

                               OFFER TO EXCHANGE

                             ALL OF ITS OUTSTANDING

         6.55% Series B Class A-1 Timber Collateralized Notes due 2028,
        7.11% Series B Class A-2 Timber Collateralized Notes due 2028 and
          7.71% Series B Class A-3 Timber Collateralized Notes due 2028

                       for any and all of its outstanding

              6.55% Class A-1 Timber Collateralized Notes due 2028,
            7.11% Class A-2 Timber Collateralized Notes due 2028 and
       7.71% Class A-3 Timber Collateralized Notes due 2028, respectively.

         As set forth in Prospectus described below, this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender for exchange the Company's 6.55% Class A-1 Timber Collateralized Notes due 2028, 7.11% Class A-2 Timber Collateralized Notes due 2028 and 7.71% Class A-3 Timber Collateralized Notes due 2028 (collectively, the "Old Notes"), of Scotia Pacific Company LLC (the "Company"), a special purpose Delaware limited liability company wholly owned by The Pacific Lumber Company pursuant to the Exchange Offer (as defined below) if certificates for Old Notes are not immediately available or the certificates for Old Notes and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus), or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent.

                 The Exchange Agent for the Exchange Offer is:

                      STATE STREET BANK AND TRUST COMPANY



           By Mail:                        By Hand/Overnight Express:
State Street Bank and Trust Company   State Street Bank and Trust Company
   Corporate Trust Department             Corporate Trust Department
        P.O. Box 778                   Two International Place, 4th Floor
 Boston, Massachusetts  02102             Boston, Massachusetts  02110

      Attention:  Kellie Mullen                 Attention:   Kellie Mullen

                             By Facsimile Transmission:
                                  (617) 664-5290


                               Confirm by telephone:
                                  (617) 664-5587


         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

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    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
       NEW YORK CITY TIME, ON             ,                 , 1998,
                 UNLESS THE EXCHANGE OFFER IS EXTENDED.

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, an Eligible Institution (as defined in the Prospectus), having an office or correspondent in the United States, hereby (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Old Notes complies with Rule 14e-4, and (c) guarantees to either deliver to the Exchange Agent the certificates representing all the Old Notes tendered hereby, in proper form for transfer, or to deliver such Old Notes pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Prospectus) in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

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

------------------------------------         ------------------------------------
         Name of Firm                                 Authorized Signature

------------------------------------          Name ------------------------------
         Address                                      Please Type or Print

------------------------------------          Title -----------------------------
         Zip Code

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NOTE:    DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE.
         CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.